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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                   eBenX, Inc.
             (Exact name of registrant as specified in its charter)

              Minnesota                                   41-1758843
       (State of incorporation                         (I.R.S. Employer
          or organization)                            Identification No.)


       5500 Wayzata Boulevard
             Suite 1450
       Minneapolis, Minnesota                             55416-1241
(Address of principal executive offices)                  (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-87985

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class             Name of each exchange on which
    to be so registered             each class is to be registered
    -------------------             ------------------------------

      Not Applicable                        Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 par value
                                (Title of class)
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Item 1. Description of Registrant's Securities to be Registered.

     Incorporated herein by reference to the Description of Capital Stock section of the Company's Registration Statement on Form S-1 (File No. 333-87985), as amended, which Registration Statement was filed on November 30, 1999.


Item 2. Exhibits.

Number    Description
------    -----------

3.1* Fifth Amended and Restated Articles of Incorporation of the Company (proposed to be effective immediately prior to the offering).

3.2* Amended and Restated Bylaws of the Company (proposed to be effective immediately prior to the offering).

3.3* Fourth Amended and Restated Articles of Incorporation of the Company, as amended (effective until immediately prior to the offering).

4.1*      Form of Certificate of Common Stock of the Company.

* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-87985), as amended.

                                      -2-
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        EBENX, INC.
Date: December 3, 1999

                                        By    /s/ Scott P. Halstead
                                          --------------------------------------
                                          Scott P. Halstead
                                          Chief Financial Officer
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                                  EXHIBIT INDEX

Number    Description
------    -----------

3.1* Fifth Amended and Restated Articles of Incorporation of the Company (proposed to be effective immediately prior to the offering).

3.2* Amended and Restated Bylaws of the Company (proposed to be effective immediately prior to the offering).

3.3* Fourth Amended and Restated Articles of Incorporation of the Company, as amended (effective until immediately prior to the offering).

4.1*      Form of Certificate of Common Stock of the Company.

* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-87985), as amended.